UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy  Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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    Soliciting Material Pursuant to § 240.14a-12

Ophthalmic Imaging Systems
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPHTHALMIC IMAGING SYSTEMS
221 Lathrop Way, Suite I
Sacramento, California 95815

Notice of Annual Meeting of Shareholders

November 21, 2006

        NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders (the “Meeting”) of OPHTHALMIC IMAGING SYSTEMS, a California corporation (referred to herein as “we,” “us,” “our,” or the “Company”), will be held at the principal executive offices of the Company located at 221 Lathrop Way, Suite I, Sacramento, California 95815, on Tuesday, November 21, 2006, 10:30 a.m., to consider and act upon the following:

1.	the election of five (5) individuals to serve as the Board of Directors of the Company until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.

the ratification of the Board of Directors’ selection of Perry-Smith LLP to be the independent registered public accountants with respect to the audit of the Company’s financial statements for the fiscal year ending December 31, 2006; and

3.	the transaction of such other business as may properly come before the Meeting or any adjournments thereof.

        Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

        Attached to this notice is a proxy statement relating to the proposals to be considered at the Annual Meeting. You must own shares of common stock of the Company at the close of business on October 23, 2006 to vote at the Annual Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

        This notice of Annual Meeting and the accompanying proxy statement and proxy card are being mailed to our shareholders on or about October 23, 2006.

By Order of the Board of Directors
Ariel Shenhar Secretary
Sacramento, California
October 23, 2006

IMPORTANT
It is important that your shares be represented at the Annual Meeting. Each stockholder is urged to sign, date, and return the enclosed form of proxy which is being solicited on behalf of the Board of Directors. An envelope addressed to the Company’s transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

OPHTHALMIC IMAGING SYSTEMS
221 Lathrop Way, Suite I
Sacramento, California 95815

Proxy Statement
Annual Meeting of Shareholders
November 21, 2006

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ophthalmic Imaging Systems, a California corporation (the “Company”), to be voted at the Annual Meeting of Shareholders of the Company (the “Meeting”) which will be held at the principal executive offices of the Company, 221 Lathrop Way, Suite I, Sacramento, California 95815 on Monday, November 21, 2006 at 10:30 a.m., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to shareholders is October 26, 2006.

        A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of the proposals and in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before the Meeting. The Company is not aware of any matter to be presented at the Meeting other than those matters described herein. If, however, any other matters are properly brought before the Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy, or by attendance and electing to vote in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote was been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company or anyone acting on their behalf by mail, telephone, telegram, or personal interview.

VOTING SECURITIES

        Shareholders of record as of the close of business on October 23, 2006 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 16,108,162 outstanding shares of Common Stock, no par value. Generally, each holder of Common Stock is entitled to one vote for each share held by such holder. In voting for directors, each shareholder may have cumulative voting rights. See ‘Voting Procedures’ below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

VOTING PROCEDURES

        Generally, each share of Common Stock outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon. In the election of directors however, every shareholder entitled to vote in such election, or his, her, or its proxy, may cumulate such shareholder’s votes. Each shareholder or proxy cumulating votes will have a total number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder, and all such votes can be cast in favor of one candidate or distributed in any manner desired by the shareholder or proxy, as applicable, among as many candidates as the shareholder or proxy, as applicable, may select, provided that the votes may not be cast for more than five (5) candidates (a number equal to the total number of directors seats to be filled). No shareholder or proxy will be entitled to cumulate votes for a candidate unless such candidate’s name has been placed into nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to voting, of the shareholder’s intention to cumulate votes. If any shareholder provides such notice, all shareholders may cumulate their votes for candidates in nomination.

        Assuming the presence of a quorum, the five (5) nominees receiving the highest number of affirmative votes cast by holders of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting will be elected as directors. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by the highest number of votes received, a vote against a director and votes withheld from a nominee or nominees will not affect the outcome of the election and will be excluded entirely from the vote.

        Under the California Corporation Code, in order to take action on a matter submitted to shareholders at a meeting where a quorum is present (other than the election of directors), the affirmative vote of a majority of the “Votes Cast” (as defined below) is required for approval, unless the Company’s Articles of Incorporation requires a greater number of votes. For purposes herein “Votes Cast” are the shares of Common Stock represented and voting in person or by proxy at the Meeting, as determined for each proposal. In addition, the affirmative votes must constitute at least a majority of the Votes Cast for a proposal. Votes that are cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum, and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory provision or case law in California with respect to the proper treatment of abstentions, the Company believes that an abstention with respect to any proposal coming before the Meeting should be counted as present for purposes of determining the existence of a quorum. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. The approval of the ratification of the Board of Directors’ selection of Perry-Smith LLP to be the independent registered public accountants with respect to the audit of the Company’s financial statements for the fiscal year ending December 31, 2006, requires the affirmative vote of a majority of the Votes Cast for this proposal, provided a quorum exists.

        In the event of a broker non-vote with respect to any matter coming before the Meeting, your proxy will be counted as present for determining the presence of a quorum but will not be counted as a Vote Cast on any matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

        The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

        Our Board of Directors has unanimously recommended a vote FOR each nominee named in Proposal 1 and FOR Proposal 2.

        It is important that your shares are represented at the Annual Meeting, and, therefore, all stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the Meeting, you are urged to, as promptly as possible, mark, sign, date and return the enclosed proxy card, which requires no postage if mailed in the United States, in the enclosed pre-paid envelope. If you hold shares directly in your name and attend the Annual Meeting, you may vote your shares in person, even if you previously submitted a proxy card.

        Unless otherwise specified, all proxies received will be voted FOR the election of all nominees named herein to serve as directors and FOR the ratification of Perry-Smith LLP as our independent registered public accountant as set forth in the accompanying Notice of Annual Meeting of Stockholders and described below. A proxy may be revoked at any time before its exercise by delivering written notice of revocation to our Secretary, by executing a proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person. Attendance at the Annual Meeting without voting in person will not constitute revocation of a proxy.

        Our Annual Report on Form 10-KSB for the 2005 fiscal year (which is not part of the proxy soliciting material) contains financial data and other information about the Company and is enclosed herewith. Exhibits to the Form 10-KSB will be furnished without charge to any stockholder so requesting by writing to Ariel Shenhar, Secretary, Ophthalmic Imaging Systems, 221 Lathrop Way, Suite 1, Sacramento, California 95815.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth as of September 30, 2006, certain information regarding the ownership of voting securities of the Company by each shareholder known to the management of the Company to be (i) the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) the directors during the last fiscal year and nominees for director of the Company, and (iii) all executive officers and directors as a group. Unless otherwise noted, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Unless otherwise noted, the address of each beneficial owner named below is the Company’s corporate address.

Name and Principal Position	Amount and Nature of Beneficial Owner		Percent of Class
MediVision Medical Imaging Ltd.	9,420,851	(1)	58.5%
P.O. Box 45, Industrial Park
Yokneam Elit
20692 Israel

Walrus Partners (S2 Partners)	1,005,900	(2)	6.3%
30 Main St
Ashland, MA 01721

Wasatch Advisors	1,000,000		6.2%
150 Social Hall Ave, 4th Floor
Salt Lake City, UT 84111

Gil Allon, Director and Chief Executive Officer	420,000	(3)(4)	2.6%

Ariel Shenhar, Director, Chief Financial	250,000	(3)	1.6%
Officer and Secretary

Michael Benoff, Director	46,667	(3)	*

Yigal Berman, Director	0		*

Merle Symes, Director	33,332	(3)	*

Directors and Officers as a group	750,000	(3)	4.7%
(total of 5 persons)

_________________

*	Represents less than 1%

(1)	Includes 2,345,000 shares pledged to secure a lien granted to United Mizrahi Bank on all of our assets.
(2)

This information is based solely on a Schedule 13G filed with the SEC on February 10, 2006. Walrus Partners, L.L.C. is an investment adviser registered with the State of Minnesota and as such, it may be deemed to possess sole voting and dispositive power over these securities held by its investment advisory clients.  However, all securities reported in this schedule are owned by Walrus’ clients.  Not more than 5% of our common stock is beneficially owned by any one client whom Walrus advises.  Walrus disclaims beneficial ownership of any securities held by its investment advisory clients.

(3)	Represents shares subject to stock options exercisable within 60 days from September 30, 2006.
(4)	Includes indirect beneficial ownership by spouse of stock options to purchase 40,000 shares.

Proposal 1 ELECTION OF DIRECTORS

        At the Meeting, five (5) directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified. The number of nominees was determined by the Board of Directors pursuant to the Company’s bylaws. Unless otherwise specified, all proxies will be voted in favor of the five (5) nominees listed below as directors of the Company.

        All of the nominees were elected as directors at last year’s annual meeting and their terms expire at the Meeting.

        The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees.

Required Vote

        In the election of directors, assuming a quorum is present, the five nominees receiving the highest number of votes cast at the meeting will be elected directors. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes will be counted for purposes of determining a quorum but will not be counted as votes cast in the election of directors. Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below. The Board of Directors recommends that shareholders vote FOR the nominees set forth below.

Information About Nominees

        Our director nominees and executive officers are as set forth in the table below:

Name	Age	Position
Gil Allon	45	Director, Chief Executive
Ariel Shenhar	41	Director, Chief Financial and Secretary
Yigal Berman	57	Director
Michael Benoff	52	Director
Merle Symes	55	Director

        Gil Allon has served as a member of our Board of Directors since August 2000 and has served as our Chief Executive Officer since January 2002. Mr. Allon has acted in the capacity of our Chief Executive Officer since August 2000. Mr. Allon is also a member of the Compensation, Option and Nomination Committees of our Board of Directors. Mr. Allon has served as the Vice President and Chief Operating Officer of MediVision from June 1993 until August 2000. Mr. Allon also served as a member of the Board of Directors of MediVision since MediVision’s inception in June 1993 through December 2004. Mr. Allon received his B.A. and M.Sc. in Computer Science, both with distinction, from the Technion Israel Institute of Technology in Haifa, Israel in May 1987 and December 1989, respectively, and his M.B.A., with distinction, in Business Management from the University of Haifa in September 1999.

        Ariel Shenhar has served as a member of our Board of Directors since August 2000, as our Vice President and Chief Financial Officer since July 2002, and as our Secretary since August 2002. Mr. Shenhar has also served as a member of the Board of Directors of MediVision from August 1994 through December 2004 and as its Vice President and Chief Financial Officer from January 1997 until May 2005. Mr. Shenhar served as a member of the Board of Directors of Fidelity Gold Real Estate Markets Ltd., an Israeli public company engaged in real estate, from 1994 to 1998, as an accountant at Nissan Caspi & Co. Certified Public Accountants in Jerusalem, Israel in 1996, and at Witkowski & Co. Certified Public Accountants in Tel Aviv, Israel from 1994 to 1995. Mr. Shenhar received his B.A. in Economics and Accounting in June 1992 and his M.B.A. in Finance, with distinction, in June 1999 both from the Hebrew University in Jerusalem, Israel, and has been a Certified Public Accountant since January 1997.

        Yigal Berman has served as a member of our Board of Directors since January 2005. Mr. Berman was appointed as Chairman of the Board of Directors in January 2005 as well as Chairman of each of the Audit, Compensation, Option, and Nomination Committees of our Board of Directors. Yigal Berman has also served as a member of the Board of Directors of MediVision from July 1996 through December 2004. In addition, since 1991, Mr. Berman has served as Vice President of Finance and Secretary of Intergamma Investment Ltd. Since 1989, Mr. Berman has served as a member of the Board of Directors of Delta Trading, the majority shareholder of MediVision. Mr. Berman received his B.A. in Economics and his M.B.A. in Business Management from the Tel Aviv University in Israel in April 1974 and December 1976, respectively.

        Michael Benoff has served as an independent director on our Board of Directors since July 2004. Mr. Benoff is also on the Audit, Compensation, and Nominating Committees of our Board of Directors. Mr. Benoff has been a private investor retired from active business since 1999. From 1987 until 1999, he served in several senior financial management positions, most recently as Executive Vice President and Chief Financial Officer of the Money Store Inc. Prior to this, he was a Vice President of Investment Banking at Matthew & Wright, Inc. Mr. Benoff graduated from Princeton University, magna cum laude, with a Bachelor of Arts in Politics. He was also a member of the Phi Beta Kappa Society.

        Merle Symes has served as an independent director on our Board of Directors since July 2005. Mr. Symes is also on the Audit Committee of our Board of Directors. Mr. Symes is the President and Founder of The Provenance Group, LLC, a firm specializing in corporate strategy and innovation, entrepreneurial ventures, M&A, and technology transfer, which he founded in 2002. From 1997 to 2002, Mr. Symes was Vice President External Technology and Director of Corporate Development in the Surgical Division at Bausch & Lomb, Inc. Mr. Symes received his B.S. in Chemical Engineering in 1973 from South Dakota School of Mines and Technology and his M.B.A. in Finance in 1979 from the Wharton School of the University of Pennsylvania.

Shareholders Communications

        The Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Absent unusual circumstances, the Chairman of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that are important for the directors to know. Shareholders who wish to send communications on any topic to the Board should address such communications in care of the Company’s Secretary, Ariel Shenhar, at 221 Lathrop Way, Suite I, Sacramento, California, 95815.

Certain Information About the Board of Directors and Committees of the Board

        The Board of Directors is responsible for the management of the Company. During the fiscal year ended December 31, 2005, the Board of Directors held eleven (11) meetings. The Board has established the audit, nominations, and compensation committees.

        Two members of the board attended the Company’s 2005 annual meeting of shareholders.

Audit Committee

        The functions of the Audit Committee (the “Committee”) include the nomination of independent auditors for appointment by the Board; meeting with the independent auditors to review and approve the scope of their audit engagement; meeting with our financial management and the independent auditors to review matters relating to internal accounting controls, our accounting practices and procedures, and other matters relating to our financial condition; and to report to the Board periodically with respect to such matters. The Committee does not have a written charter. The Committee currently consists of Michael Benoff, Yigal Berman, and Merle Symes. The latter two were appointed in 2005. The Audit Committee is composed of independent directors. The Committee held four (4) meetings during 2005. The Audit Committee was established in accordance with Section 3(a)(58) of the Exchange Act.

Nominating Committee

        The function of the Nominating Committee is to nominate directors to the Board of Directors. The Nominating Committee currently consists of Gil Allon, Michael Benoff, and Yigal Berman. The Nominating Committee held one meeting during 2005. The Nominating Committee does not have a written charter. The duties and responsibilities of the Nominating Committee include overseeing the Board evaluation process which includes conducting periodic evaluations of the performance of the Board as a whole, reviewing the composition and size of the Board and determining the criteria for Board membership, evaluating the performance of Board members eligible for re-election, and recommending the Director nominees for election to the Board by the shareholders at the annual meeting of shareholders, identifying, considering, and recommending candidates to fill new positions or vacancies on the Board, and reviewing any candidates recommended by shareholders in accordance with the bylaws (in performing these duties, the Nominating Committee shall have the authority to retain and terminate any search firm to be used to identify Board candidates and shall have authority to approve the search firm’s fees and other retention terms), evaluating director compensation, consulting with outside consultants, as appropriate, and making recommendations to the Board regarding director compensation, and making recommendations for continuing education of Board members.

        The rules of the SEC require that the Company, because it is not listed on any national securities exchange, must choose a definition of director “independence” for purposes of determining which directors are independent. The Company has chosen to follow the definition of independence as determined by The Nasdaq National Market (“NASDAQ”). Pursuant to NASDAQ’s definition, all of the members of the Nominating Committee, except for Gil Allon are considered independent. The Board has determined that despite the fact that Gil Allon is not considered independent for this purpose, he nonetheless is an important addition to the Nominating Committee by virtue of his experience and qualifications.

        The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, and interviewing selected candidates by committee members.

        In deciding whether to include a candidate in the Board’s slate of recommended director nominees, the Nominating Committee will look at criteria including the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, independence, and the ability to act in the interests of all shareholders. The Committee does not assign specific weight to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

        Shareholders may recommend individuals to the Nominating Committee for consideration as director candidates by submitting their names to the Nominating Committee, c/o Company’s Secretary, Ariel Shenhar, at 221 Lathrop Way, Suite I, Sacramento California, 95815, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Common Stock for at least a year as of the date such recommendation is made. Upon receipt of appropriate biographical and background material, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        Shareholders may also directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board, by following the procedures set forth under “Shareholder Proposals” below.

Compensation Committee

        The function of the Compensation Committee is to review and recommend to the Board of Directors the appropriate compensation of our executive officers. The Compensation Committee currently consists of Gil Allon, Michael Benoff, and Yigal Berman. The Compensation Committee held two (2) meetings during 2005.

Audit Committee Report

        Our Committee has reviewed and discussed with management of the Company and Perry-Smith LLP, the independent registered public accounting firm of the Company, the audited financial statements of the Company as of December 31, 2005 (the “Audited Financial Statements”).

        The Committee has discussed with the independent auditors matters required to be discussed under Statement on Auditing Standards No. 61, has received and reviewed the written disclosures and the letters from Perry-Smith LLP required by Independence Standards Board Standard No. 1, and we have discussed with such firm its independence from the Company. We also have discussed with management of the Company and Perry-Smith LLP such other matters and received such assurances from them as we deemed appropriate.

        Management is responsible for the Company’s internal controls and the financial reporting process. Perry-Smith LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

        Based on the foregoing review and discussions and a review of the reports of Perry-Smith LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

Audit Committee

Yigal Berman, Audit Committee Chair
Michael Benoff, Audit Committee Member
Merles Symes, Audit Committee Member

9

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the one-year period ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except (1) Mr. Allon failed to timely file one Form 4 on January 12, 2005 reporting one transaction (2) Mr. Berman failed to timely file one Form 4 on January 21, 2005 reporting no transactions (3) Mr. Benoff failed to timely file one Form 4 on January 21, 2005 reporting one transaction (4) Mr. Symes failed to timely file one Form 3 on August 1, 2005 reporting no transactions and one Form 4 on August 31, 2005 reporting one transaction and (5) Dr. Allon Harris, who resigned on July 20, 2005, failed to timely report one Form 4 on January 18, 2005 reporting one transaction.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long term compensation of the Company’s named executive officers for services in such capacity to the Company during the Company’s 2005, 2004 and 2003 fiscal years.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)
Gil Allon	2005	$144,415	$65,000	(1)	$44,474	(2)
Chief Executive Officer	2004	137,754	70,000		42,969	(3)
	2003	132,000	53,755	(4)	34,860	(5)

Ariel Shenhar	2005	$124,415	$35,000	(6)	$44,474	(7)
Vice-President, Chief Financial	2004	120,000	34,325		42,504	(8)
Officer	2003	115,500	38,000		8,737	(9)

(1)	Represents bonus accrued in the financial statements. The Company has paid the bonus.
(2)	Represents $34,000 of an annual relocation allowance, and $10,474 in automobile expenses for Mr. Allon paid by the Company.
(3)	Represents $24,000 in housing expenses, $10,000 in tuition expenses for children and $8,969 in automobile expenses for Mr. Allon paid by the Company.
(4)	$44,921 of the bonus was paid by the Company to Mr. Allon in 2003. The balance of $8,834 was accrued in the financial statements and paid in 2004.
(5)	Represents $26,123 in housing expenses paid by MediVision and charged to the Company and approximately $8,737 in automobile expenses for Mr. Allon paid by the Company.
(6)	Represents bonus accrued in the financial statements. The Company has paid the bonus.
(7)	Represents $24,000 in housing expenses, $10,000 in tuition expenses for children and $10,474 in automobile expenses for Mr. Shenhar paid by the Company.
(8)	Represents $24,000 in housing expenses, $10,000 in tuition expenses for children and $8,504 in automobile expenses for Mr. Shenhar paid by the Company.
(9)	Represents $8,737 in automobile expenses for Mr. Shenhar paid by the Company.

Option Grants in Last Fiscal Year

        As of December 31, 2005, the Company did not have any long-term incentive plans nor had it awarded any restricted stock. During the year ended December 31, 2005, no options were granted to named executive officers.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

        No stock options were exercised during the fiscal year ended December 31, 2005 by any named executive officers listed on the summary compensation table. The following table contains information concerning the number and value, at December 31, 2005, of options held by the named executive officers. The Company does not use SARs as compensation.

	Number of Unexercised Options at Fiscal Year End				Value of Unexercised In-the-Money Options at Fiscal Year End(1)

Name	Exercisable		Unexercisable		Exercisable	Unexercisable

Gil Allon - Chief Executive Office	390,000	(1)(3)	60,000	(2)	$379,410	$43,140
Ariel Shenhar - Vice President,	225,000	(4)	50,000	(5)	$216,775	$35,950
Chief Financial Officer

All options had a market value of $1.40 per share at December 31, 2005.

(1)	The exercise price on 360,000 and 30,000 shares exercisable was $0.406 and $0.681, respectively.
(2)	The exercise price on 60,000 unexercisable shares was $0.681.
(3)	Includes 40,000 shares exercisable by indirect ownership through spouse.
(4)	The exercise price on 200,000 and 25,000 shares exercisable was $0.406 and $0.681, respectively.
(5)	The exercise price on 50,000 unexercisable shares was $0.681.

Employment Agreements

        The Company entered into an employment agreement with Mr. Allon on December 1, 2001, for his services as Chief Executive Officer, for an initial term of one year, which agreement may be renewed for successive one year intervals upon mutual agreement of the parties. The agreement was renewed on December 15, 2002 and revised to provide for an indefinite term. Under the agreement, revised in April 2005, Mr. Allon receives an annual salary of $146,000 effective April 1, 2005, a bonus to be determined annually by the Board of Directors based on the Company meeting certain performance goals, and an expatriate subsidy payment of $34,000 per year. Mr. Allon is also be eligible to participate in the Company’s health and welfare insurance plans and is provided an automobile for business use. Either party may terminate the amended agreement upon six months advance notice.

        The Company also entered into an employment agreement with Mr. Shenhar for his services as Chief Financial Officer, initially for a term of one year, commencing on July 22, 2002, and expiring on June 30, 2003. The employment agreement was revised in December 2003 to provide for an indefinite term. Under the agreement, revised in April 2005, Mr. Shenhar receives an annual salary of $126,000 effective April 1, 2005, a bonus to be determined annually by the Board of Directors based on the Company meeting certain performance goals, and an expatriate subsidy payment of $34,000 per year. Mr. Shenhar is also be eligible to participate in the Company’s health and welfare insurance plans and is provided an automobile for business use. Either party may terminate the amended agreement upon six months advance notice.

Compensation of Directors

        The Company is obligated to pay all directors out of pocket expenses incurred in relation to board meetings.

        Dr. Harris resigned from the Board on July 20, 2005 and serves as a Scientific Advisor to the Board of Directors and the chairman of the Scientific Advisory Board. Pursuant to a letter agreement executed on October 24, 2001 between Dr. Harris and us, the Company paid Dr. Harris $3,500 plus expenses for his services as a Director during the fiscal year 2005.

        Pursuant to a letter agreement executed on June 25, 2004 between Mr. Benoff and us, we agreed to the following in connection with his service as a director: (i) to grant Mr. Benoff options to purchase up to 40,000 shares of our common stock, at a per share price not less than fair market value on the date of the grant vesting over a three-year period, (ii) to pay Mr. Benoff, in four equal quarterly installments, an annual retainer in the aggregate amount of $6,000 for attendance at up to two Board meetings per quarter, (iii) to pay Mr. Benoff a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of two Board meetings per quarter and reimbursement for related expenses. The above referenced options were granted by the Board in October 2004 at a per share exercise price of $0.68. For his services as a director during the year, Mr. Benoff earned approximately $9,350. On December 9, 2005, the board granted Mr. Benoff 20,000 shares at a per share exercise price of $1.45 vested immediately. In addition, Mr. Benoff received $15,000 and an additional amount to be paid at an hourly rate mentioned above, not to exceed $15,000. These options and compensation were for additional board services rendered.

        Pursuant to a letter agreement executed on July 20, 2005 between Mr. Symes and us, we agreed to the following in connection with his service as a director: (i) to grant Mr. Symes options to purchase up to 40,000 shares of our common stock, at a per share price not less than fair market value on the date of the grant vesting over a three-year period, (ii) to pay Mr. Symes, in four equal quarterly installments, an annual retainer in the aggregate amount of $6,000 for attendance at up to two Board meetings per quarter, (iii) to pay Mr. Symes a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of two Board meetings per quarter and reimbursement for related expenses. The above referenced options were granted by the Board in August 2005 at a per share exercise price of $1.20. For his services as a director during the year, Mr. Symes earned approximately $6,500. On December 9, 2005, the board granted Mr. Symes 20,000 shares at a per share exercise price of $1.45 vested immediately. In addition, Mr. Symes received $12,500 and an additional amount to be paid at an hourly rate mentioned above, not to exceed $12,500. These options and compensation were for additional board services rendered.

        No standard arrangement regarding compensation of the directors has been adopted by the Board, and, except as noted above, no director has been paid any compensation by the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Executive Officers and Directors

        In January 2004, the Company entered into a services agreement with MediStrategy Ltd. (“MS”), an Israeli company owned by Noam Allon, a former Director of the Company who served on our Board until December 2004. Under the terms of the agreement, MS provides services to the Company primarily in the business development field in ophthalmology, including business cooperation, mergers and acquisitions, identifying and analyzing new lines of business and defining new product lines or business opportunities to be developed. All services provided by MS are performed solely by Noam Allon.

        In consideration for the services provided, the Company agreed to pay MS a monthly sum of $3,300, increased to $4,000 beginning September 1, 2005. In addition, as of September 1, 2005, MS is to be paid a yearly performance bonus of up to $10,000 upon achievement of goals under the terms of the agreement as determined by MS, Noam Allon and the Company’s Chairman of the Board. During the year ended December 31, 2004, MS earned fees of $39,600. $19,800 of the fees were paid and the balance was accrued as of December 31, 2004. During the year ended December 31, 2005, MS earned fees of $42,400 which was accrued at December 31, 2005, and have not yet been paid in 2006.

Transactions with Security Holders

        In March 2004, our Board of Directors approved a line of credit to MediVision of $1,000,000 at 9.3% interest for two years. In January 2005 our Board of Directors approved an additional loan advance of $150,000 for a 30 day term.

        On March 2, 2005, we entered into a Loan and Security Agreement and Promissory Note with MediVision (the “Loan Agreement”) whereby we agreed to loan MediVision up to $2,000,000. The Loan Agreement incorporated the $1,150,000 previously approved by our Board of Directors. Under the terms of the agreement, interest is 7.25% per annum and is payable on February 28, 2006 along with all outstanding principal due at that date. The note was secured by 2,409,000 shares of our common stock owned by MediVision. The number of shares was based on the average closing price of shares of our stock during the period covering the last ten (10) business days of February, 2005, which average closing price was $1.11, discounted by 25%. In the event that MediVision were to sell any shares of our stock it owns during the period of the agreement, a minimum of 50% of the proceeds from such sales would be required to be paid to us to reduce the outstanding amount owed. On July 28, 2005, we and MediVision entered into an amendment to the Loan Agreement whereby MediVision repaid $1,000,000 to us, decreasing the agreed upon loan of $2,000,000 to $1,000,000 and the amount of shares securing the loan was decreased by 1,204,500 shares.

        In August 2002, our Board of Directors, at MediVision’s request, authorized us to guarantee and/or provide security interests in our assets for certain of MediVision’s loans with financial institutions, on the maximum aggregate amount of approximately $1,900,000. In August 2002, MediVision subordinated to the financial institutions its security position in our assets, which had been granted in consideration of loans to us from MediVision. In December 2002, our Board of Directors approved our issuance of two debentures in favor of the banks to act as security for the debt of MediVision, which debentures were secured by a first lien on all of our assets. Such debentures and lien were signed in December 2002. The purpose of both debentures was to guarantee and/or provide a security interest for certain debts and liabilities of MediVision. On July 20, 2005, we replaced the existing debentures and lien in favor of the banks that were issued by us in an aggregate amount of up to $1,900,000, with a new debenture and lien in an aggregate amount of up to $2,000,000. One of the terminated debentures was issued in favor of United Mizrahi Bank Ltd. and the other terminated debenture was issued in favor of Bank Leumi Le-Israel. In lieu of the terminated debentures, we entered into a new Secured Debenture (the “Debenture”) in favor of United Mizrahi Bank Ltd., in an amount of up to $2,000,000 (plus interest, commissions and all expenses). Under the terms of the Debenture, we guarantee the payment of all of the debts and liabilities of MediVision to United Mizrahi Bank. The Debenture is secured by a first lien on all of our assets. MediVision pledged 2,345,500 shares of our common stock it owns to us in order to secure the Debenture. The number of shares securing the Debenture is comprised of the 1,204,500 shares previously securing the promissory note under the Loan Agreement to cover $1,000,000 and 1,141,000 shares of our common stock (which number was based upon the average closing price of shares of our stock during the period covering the last ten (10) business days of February 2005, which was $1.17, discounted by 25%) to cover the second $1,000,000. The amount owed to the financial institutions by MediVision and secured by us as of October 4, 2005 was approximately $2,000,000.

        As a result of the amendments to the Loan Agreement and the Debenture, the total number of shares securing the promissory note under the Loan Agreement, and the Debenture, is 3,550,000 out of the 10,420,851 shares of our common stock currently owned by MediVision as of December 31, 2005.

        At June 30, 2005 we had recorded a net amount due from MediVision of approximately $1,955,558 on the promissory note and approximately $28,539 net, due for products and services. On July 28, 2005, pursuant to the aforementioned Debenture signed by us, MediVision executed the amended Loan Agreement and paid back $1,000,000 of the loan from us; reducing the amount MediVision owed us on the promissory note to $955,558. On September 20, 2005, pursuant to a Common Stock Purchase Agreement, dated as of September 16, 2005, between MediVision and Meadowbrook Opportunity Fund

LLC, MediVision sold 400,000 shares of our common stock to Meadowbrook Opportunity Fund LLC at a price of $1.20 per share. MediVision used $240,000 of the proceeds from this sale to repay part of the aforementioned loan to us, reducing the amount MediVision owes us on the promissory note to $715,558, plus accrued interest under the loan. On December 8, 2005, MediVision sold 310,000 shares to the clients of an institutional investor at the price per share of $1.45. MediVision used $225,000 of the proceeds from this sale to repay part of the aforementioned loan to us, reducing the amount MediVision owes us on the promissory note to $492,556, plus accrued interest under the loan. On February 14, 2006, MediVision sold 1 million shares of our common stock to Wasatch Advisors, Inc. at the market price of $1.80 per share. MediVision used $492,556 of the proceeds from this sale to repay the remaining principal balance of the aforementioned loan to us.

        Pursuant to a Common Stock Purchase Agreement dated as of June 1, 2004 between MediVision and S2 Partners LP, MediVision agreed to sell 550,000 shares of our common stock to S2 Partners LP at a price of $1.35 per share. On June 23, 2004, MediVision, through Nollenberger Capital Partners Inc. acting as its agent, sold an additional 500,000 shares of our common stock at a price of $1.38 per share.

        Pursuant to a Common Stock Purchase Agreement dated as of September 16, 2005 between MediVision and Meadowbrook Opportunity Fund LLC, MediVision sold 400,000 shares of our common stock to Meadowbrook Opportunity Fund LLC at a price of $1.20 per share.

        On December 8, 2005, MediVision sold 310,000 shares of our common stock to the clients of an institutional investor at the price per share of $1.45. As a result of the foregoing transactions, as of December 31, 2005, MediVision owned approximately 67% of our outstanding common stock.

        On February 14, 2006, MediVision sold 1 million shares of our common stock to Wasatch Advisors, Inc. at the market price of $1.80 per share.

        As a result of the foregoing transactions, as of February 22, 2006, MediVision owns approximately 59% of our outstanding common stock.

        MediVision performs our research and development pursuant to a Research and Development Services Agreement dated as of January 1, 2004. Under this agreement, MediVision agreed to use its best efforts to develop a WinStation in accordance with OIS specifications included therein and OIS, in turn, agreed to pay, in monthly payments, 112% of MediVision’s research and development costs incurred in connection with developing the WinStation. The initial term of the agreement is for two years, to be automatically renewed for additional 12 month periods unless terminated by either party upon 6 months prior written notice. The agreement is exclusive in that during the effective period OIS may not receive research and development services relating to the WinStation from other parties without MediVision’s prior written consent. Also under the agreement, MediVision must obtain OIS’ written approval prior to incur any new research and development expenses in connection thereunder. Moreover, the parties agreed to render to each other, all reasonable assistance in obtaining any regulatory approvals required in connection with the WinStation or any other results of the research and development services performed under the agreement. The parties also agreed that upon termination, (1) for 12 months, each party must maintain insurance reasonable to cover its liabilities, (2) for 24 months, MediVision agrees to not engage or participate in any business, anywhere in the world, that competes directly with the WinStation or OIS, unless mutually agreed, (3) for 18 months, OIS agrees to not engage or participate in any business, anywhere in the world, that competes directly with MediVision, unless mutually agreed, and (4) for 12 months, generally, neither party may employ any employees, contractors, or directors of the other party or interfere with the other party’s existing business or customer contracts, unless mutually agreed.

        Under the Distribution Agreement with MediVision, dated as of January 1, 2004, we appointed MediVision to be our exclusive distributor of certain products in Europe, Africa, Israel and India (the “MV Territory”). In return, MediVision agreed, among other things (as confined to the MV Territory), (1) to use its best efforts in promoting, marketing and selling those certain products, (2) to service customers who purchased those certain products from MediVision, (3) to diligently advertise the products, (4) to refrain from manufacturing, distributing or marketing any items which will compete directly with the products, and (5) to provide the Company with a 12 month forecast of their intended purchases every 12 months. Under the agreement, MediVision must purchase the specified quota of the products. If MediVision fails to satisfy its quota obligation, this constitutes a breach and we may terminate the exclusivity provision. The quota for 2005 was $700,000, which shall increase by at least 10% the next year. For the sale of WinStation products, all distributors, including MediVision, receive a tiered volume discount based on the amount ordered. The agreement, as amended on December 9, 2005, and effective October 1, 2005, increased the discount percentages and are summarized in tabular format below. The initial term of the agreement is for two years, which will be automatically renewed in one year periods. Either party may terminate the agreement with at least 6 months prior written notice. Subject to an addendum between the parties dated December 9, 2005, MediVision purchased amounts include amounts purchased from the Company by CCS, MediVision’s German subsidiary.

Distribution Agreement with MediVision(1)

Purchase Range	Discount
$0 - $249,999	0
$250,000 - $499,999	10
$500,000 - $749,999	20
$750,000 - $999,999	30
$1,000,000 and above	40

(1)	This same volume discount structure is available to all OIS distributors who deal in WinStation products.

        Under the Distribution Agreement with CCS, dated February 14, 2006, we appointed CCS, as our exclusive distributor of certain products in Germany and Austria (the “Territory”). In return, CCS agreed, among other things (as confined to the Territory), (1) to use its best efforts in promoting, marketing and selling the Distribution Products, (2) to service customers who purchased distribution products from CCS, (3) to diligently advertise the Distribution Products, (4) to refrain from manufacturing, distributing or marketing any items which will compete directly with the Distribution Products, and (5) to provide the Company with a 12 month forecast of their intended purchases every 12 months. Under the agreement, CCS must purchase the specified quota of Distribution Products. If CCS fails to satisfy its quota obligation, this constitutes a breach and we may terminate the exclusivity provision. The initial annual quota is Euro 279,000, all subsequent quotas will be agreed upon between the parties at the beginning of each year. If no quota is agreed upon, the preceding year’s quota will carry forward. For the sale of certain products, CCS will receive a tiered volume discount based on the amount ordered. The discounts are summarized in tabular format below. The initial term is for two years, which will be automatically renewed in one year periods. Either party may terminate the agreement with at least 3 months prior written notice.

Distribution Agreement with CCS

Applicable Dates	Description	Discount

October - December 2005	0-4 WinStation Systems	40%
	5 or more WinStation Systems	42.5%

2006 and 2007, numbers based on each	If CCS purchases less than 50% of its DSN2006 or	35%
calendar year	DSN2007, as applicable, from OIS

	If CCS purchases more than 50% but less than 80%	40%
	of its DSN2006 or DSN2007, as applicable, from OIS

	If CCS purchases more than 80% of its DSN2006 or	42.5%
	DSN2007, as applicable, from OIS

        On June 28, 2006, we and MediVision entered into a License and Distribution Agreement whereby MediVision appointed the Company to be its exclusive distributor of a new digital imaging system in the Americas and the Pacific Rim (excluding China and India), for a term of ten years. In return, we paid $273,808, consisting of a cash payment of $200,000, and recognition of $73,808 of research and development advances made in previous periods. Additionally, we are obligated to pay an advance totaling $460,000 based on the completion of certain phases of development of the new digital imaging system and the completion of certain documents. We also granted MediVision a license to use our OIS WinStation software and any other applicable OIS system and the accompanying intellectual property rights therein and a license to use our patents to develop the new digital imaging system and fulfill its obligations under this Agreement. Our foregoing appointment as an exclusive distributor is conditional upon the payment of the advance and MediVision’s successful completion of the engineering, mass manufacture, and supply of the new digital imaging system, which has specifically dedicated features for the retinal market, in accordance with the technical specifications contained in the agreement.

        The advanced funds will be recovered as we purchase new digital imaging systems in accordance with specified quotas. The quotas mandate that we purchase a minimum amount of the new digital imaging system each year. The quotas for 2007, 2008, 2009, and 2010 are 50, 70, 80, and 90 units, respectively, and will be at least 95 units for each year thereafter. If we fail to satisfy our quota obligation, then we may pay MediVision the gross profit on the shortfall units to maintain exclusivity in the agreed upon territory. If no such shortfall payment is made, such failure to meet the quota will constitute a material breach and MediVision may terminate the exclusivity provision or the entire distribution agreement.

        Under this Agreement, we may not deal in the new digital imaging system outside the agreed upon territory. Moreover, excluding our current products or products derived from our current products, we may not deal in products that compete directly with the new digital imaging system or represent or provide services to a company which has a product or products that competes with the new digital imaging system. We also agreed to, among other things, as confined to the agreed upon territory, (1) use commercially reasonable efforts in promoting, marketing and selling the new digital imaging system, (2) service customers who purchased the new digital imaging system in the agreed upon territory, (3) diligently advertise the new digital imaging system in the agreed upon territory in relevant journals and by direct mail, (4) cooperate with MediVision in dealing with customer complaints concerning the new digital imaging system, and (5) provide MediVision with a 12 month forecast of our intended purchases during such year, including, at least 30 days prior to the beginning of each quota year, providing MediVision with an annual purchase order that includes a breakdown of our purchases by quarter; at least 70% of the applicable annual quota must be ordered in this annual purchase order.

        Under this Agreement, excluding intellectual property rights, neither party is entitled to damages as a result of loss of use, sales or profits, or any special, indirect, incidental, or consequential loss or damage. Moreover, MediVision will not be liable to OIS in connection with any patent infringement claim in certain instances whereby (1) the new digital imaging system is combined with another device not manufactured by MediVision, (2) the new digital imaging system is used in way other than for which it was designed, and (3) the new digital imaging system is modified by OIS or a third party.

        The initial term of this agreement is for ten years, which will be automatically renewed in one year periods. Cash payments made under this agreement for exclusive distribution rights have been capitalized, and will be amortized over the term of the agreement. Either party may terminate the agreement with at least 6 months prior written notice of the intent to terminate, provided that, we meet the purchase quota.

Proposal 2 RATIFICATION OF SELECTION OF PERRY-SMITH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC AUDITORS

        The Board of Directors has selected Perry-Smith LLP as the independent registered public accountants of the Company for the year ending December 31, 2006, subject to ratification by the Company’s shareholders at the Meeting. Perry-Smith LLP has acted for the Company in such capacity since October 23, 1998. A resolution for such ratification will be submitted for consideration.

        Perry-Smith LLP has indicated to the Company that it intends to have a representative present at the Meeting who will be available to respond to appropriate questions. Such representative will have the opportunity to make a statement if he so desires. If the resolution selecting Perry-Smith LLP as independent registered public accountants is adopted by the shareholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in the Company’s best interests. Any such future selection need not be submitted to a vote of shareholders.

Required Vote

        The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal, will be required to adopt this proposal. The Board of Directors recommends that shareholders vote FOR this proposal.

Audit Fees

        For the fiscal years ended December 31, 2005 and December 31, 2004, Perry-Smith LLP billed the Company $53,200 and $54,200, respectively, for services rendered for the audit of the Company’s annual financial statements in its report on Form 10-KSB and the reviews of the financial statements included in its reports on Form 10-QSB filed with the SEC.

Audit Related Fees

        For the fiscal years ended December 31, 2005 and December 31, 2004, Perry-Smith LLP billed the Company $450 and $2900, respectively, for audit related services rendered that are not included under ‘Audit Fees’ above.

Tax Fees

        For the fiscal years ended December 31, 2005 and December 31, 2004, Perry-Smith LLP billed the Company $14,750 and $14,400, respectively, in connection with the preparation of tax returns and the provision of tax advice.

All Other Fees

        For the fiscal years ended December 31, 2005 and December 31, 2004, Perry-Smith LLP billed the Company $10,155 and $0, respectively for services related to exercising of options under the Company’s Stock Option Plans.

        All (100%) of the fees described above were approved by the Company’s Audit Committee.

        The Audit Committee does not currently have any pre-approval policies.

        The Board of Directors believes that the provision of non-audit services by Perry-Smith LLP does not impair the independence of the auditor.

SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company not later than July 17, 2007 for inclusion in the Company’s Proxy Statement and form of proxy card for that meeting. Notices of shareholder proposals relating to proposals to be presented at the Meeting but not included in the Company’s Proxy Statement and form of proxy, will be considered untimely, and thus the Company’s proxy may confer discretionary authority on the persons named in the proxy with regard to such proposals, if received after September 30, 2007.

FINANCIAL STATEMENTS

        The financial statements of the Company have been included in the Annual Report that the Company has enclosed with this Proxy Statement.

OTHER MATTERS

        Management does not intend to bring before the Meeting any matters other than those specifically described above and is not aware of any other matters which are proposed to be presented at the meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their discretion on such matters or motions, including any matters dealing with the conduct of the Meeting.

By Order of the Board of Directors
Ariel Shenhar
Secretary
Sacramento, California
October 23, 2006

PROXY	OPHTHALMIC IMAGING SYSTEMS	PROXY

ANNUAL MEETING OF SHAREHOLDERS – November 21, 2006
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints, as proxies for the undersigned, Gil Allon and Ariel Shenhar and each of them individually, with full power of substitution, to vote all shares of Common Stock of the undersigned in Ophthalmic Imaging Systems (the “Company”) at the Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company, 221 Lathrop Way, Suite I, Sacramento, California, 95815 on Tuesday, November 21, 2006, at 10:30 a.m., local time (the receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned), or at any adjournments thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

        Each properly executed proxy will be voted in accordance with the specifications made on the reverse side hereof. If no specifications are made, the shares represented by this proxy will be voted “FOR” the listed nominees and “FOR” the listed proposals.

Please mark boxes  in blue or black ink.

1.         Election of Directors:

(INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

FOR ALL NOMINEES	WITHHOLD AUTHORITY
(except as marked to the contrary below)	To vote for all nominees

( Gil Allon, Ariel Shenhar, Yigal Berman Michael Benoff, Merle Symes )

2.        Ratify the selection of Perry-Smith LLP as the Company’s independent registered public auditors for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN

4.        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

        NOTE: Please sign your name or names exactly as set forth hereon. If signed as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies by corporations should be signed by a duly authorized officer and should bear the corporate seal.

Dated___________________________, 2006

____________________________________
Signature of Shareholder

____________________________________
Print Name(s)

Please sign and return the proxy promptly in the enclosed envelope.